UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2007
RCN Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
196 Van Buren Street
Herndon, Virginia 20170
(Address of principal
executive offices)

(703) 434-8200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Merger Agreement
     On June 24, 2007, RCN Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, NEON Communications Group, Inc., a Delaware corporation (“NEON”), and Raven Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, the Company agreed to acquire NEON in an all cash merger (the “Merger”) for at least $5.15 per share and up to $5.25 per share if certain financial thresholds are satisfied by NEON prior to the closing of the merger, for a total merger consideration of approximately $260 million assuming a per share amount of $5.25. Upon completion of the Merger, NEON will become a wholly owned subsidiary of the Company.
     Pursuant to the Merger Agreement, each issued and outstanding share of NEON’s common stock and each issued and outstanding share of NEON’s preferred stock, other than shares owned by any stockholders who are entitled to and who properly exercise dissenters’ rights under the Delaware General Corporation Law, will be cancelled and converted automatically into the right to receive an amount between $5.15 and $5.25 per share in cash, without interest. Holders of options and warrants exercisable for NEON common stock will also receive the same per share price for each share subject to such options and warrants, less the applicable exercise price.
     If the closing occurs on or before November 15, 2007 and NEON’s Adjusted Consolidated Revenue (as defined in the Merger Agreement) for the months of July, August and September 2007 is greater than or equal to $19.570 million, or if the closing occurs after November 15, 2007 and NEON’s Adjusted Consolidated Revenue for the months of September, October and November 2007 is greater than or equal to $19.816 million, the per share price will be $5.25. If the closing occurs on or before November 15, 2007 and NEON’s Adjusted Consolidated Revenue (as defined in the Merger Agreement) for the months of July, August and September 2007 is equal to $19.377 million, or if the closing occurs after November 15, 2007 and NEON’s Adjusted Consolidated Revenue for the months of September, October and November 2007 is equal to $19.495 million, the per share price will be $5.15. If the revenue for the 3 month testing period applicable to the closing is between these Adjusted Consolidated Revenue targets, the price per share will be between $5.15 and $5.25 in the same proportion as the revenue falls between these targets.
     The parties’ respective obligations to complete the merger transaction are conditioned upon, among other things, NEON obtaining the approval of its stockholders and the parties receiving required regulatory approvals (including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, approval of the Federal Communications Commission and state public utility commissions and clearance by the Securities and Exchange Commission (the “SEC”) of the Proxy Statement on Schedule 14A to be filed by NEON). It is also a condition to the Company’s obligation to complete the merger transaction that NEON’s Adjusted Consolidated Revenue meet the lower of the applicable targets described in the previous paragraph and that NEON’s EBITDA (as defined in the Merger Agreement) be at least $4.347 million for the applicable testing period if the closing occurs on or before November 15, 2007 or at least $4.429 million for the applicable testing period if the closing occurs after November 15, 2007. The Merger Agreement contains certain termination rights for both the Company and NEON, and further provides that, upon termination of the Merger Agreement under specified circumstances, NEON may be required to pay the Company a termination fee of $6.5 million.

     The Merger is expected to be completed in the fourth quarter in 2007, subject to regulatory approvals, the approval of NEON’s stockholders, NEON meeting the specified financial targets, as well as other customary closing conditions. The Company has filed a copy of the Merger Agreement as Exhibit 2.1 to this current report on Form 8-K. You are encouraged to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
     Support Agreements
     In connection with the execution of the Merger Agreement, certain principal stockholders of NEON have entered into Support Agreements with the Company, pursuant to which such stockholders have agreed to vote in favor of the Merger Agreement and the transactions contemplated thereby and against any competing transaction, subject to the terms and conditions set forth in the Support Agreements. Such stockholders have also agreed not to take any actions that would impede the merger. The form of Support Agreement entered into by the stockholders of NEON is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Support Agreement is qualified in its entirety by reference to such document.
     Additional Information and Where to Find It
     This current report on Form 8-K may be deemed to be soliciting material relating to the proposed merger transaction between the Company and NEON. In connection with the proposed merger, NEON plans to file a proxy statement with the SEC. Investors and security holders of NEON are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed merger. The final proxy statement will be mailed to stockholders of NEON. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by NEON with the SEC, at the SEC’s web site at http://www.sec.gov. Copies of the proxy statement, when it becomes available, and NEON’s other filings with the SEC may also be obtained free of charge from NEON Communications Group, Inc., 2200 West Park Drive, Westborough, Massachusetts 01581, Attention: Investor Relations.
     The Company, NEON and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from NEON’s stockholders in favor of the proposed merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 27, 2007. Information regarding NEON’s directors and executive officers is available in NEON’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on February 1, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

     Forward-Looking Information
     A number of the matters discussed in this current report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed transactions by various regulatory agencies, and any conditions imposed on the companies in connection with consummation of the transactions described in this report; approval of the Merger by the stockholders of NEON; satisfaction of various other conditions to the closing of the transactions described in this report; and the risks that are described from time to time in the Company’s and NEON’s respective reports filed with the SEC, including each company’s annual report on Form 10–K for the year ended December 31, 2006 and September 30, 2006, respectively. This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information.
Item 9.01 Financial Statements and Other Exhibits
 (c) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated June 24, 2007, by and among RCN Corporation, Raven Acquisition Corporation and NEON Communications Group, Inc.

99.1*	Form of Support Agreement.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation
By:	/s/ Benjamin R. Preston
Name:	Benjamin R. Preston
Title:	Senior Vice President and General Counsel

Dated: June 25, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated June 24, 2007, by and among RCN Corporation, Raven Acquisition Corporation and NEON Communications Group, Inc.

99.1*	Form of Support Agreement.

*	Filed herewith